SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 3, 2004
(Date of Earliest Event Reported)

VALERO SAVINGS PLAN
(Exact name of registrant as specified in its charter)

n/a	1-13175	74-1828067
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification
of incorporation)		Number)

One Valero Way San Antonio, Texas 78249-1112 (Address of principal executive offices, including Zip Code) (210) 345-2000 (Registrant's telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On March 10, 2004, the Audit Committee of the Board of Directors of Valero Energy Corporation (“Valero” or the “Company”) determined to appoint KPMG LLP (“KPMG”) to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004. Ernst & Young LLP (“Ernst & Young”) served as the Company’s independent auditors for the fiscal years ending December 31, 2003 and 2002. On March 10, 2004, the Audit Committee approved the dismissal of Ernst & Young as the Company’s independent auditors following the fiscal year 2003 audit. The appointment of KPMG was ratified by Valero’s stockholders at Valero’s 2004 Annual Meeting of Stockholders held on April 29, 2004.

On June 3, 2004, Valero, as the Plan Administrator of the Valero Savings Plan (the “Plan”), dismissed Ernst & Young LLP as the independent auditors of the Plan for the year ending December 31, 2003, and selected KPMG to serve as the Plan’s independent auditors.

Ernst & Young’s reports on the Plan’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2002 and 2001 and through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter in connection with its report on the Plan’s financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan Administrator provided Ernst & Young with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Ernst & Young’s letter, dated June 8, 2004, stating its agreement with such statements.

During the years ended December 31, 2002 and 2001 and through June 3, 2004, the Plan Administrator did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   -   Not applicable.

(b)   -   Not applicable.

(c)   -  Exhibits.

Exhibit 16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated	filed with this document
June 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

as Plan Administrator of the

Valero Savings Plan

Date: June 10, 2004	By: /s/ Jay D. Browning
Name: Jay D. Browning
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description
Number

16	Letter from Ernst & Young LLP to the Securities and Exchange
Commission dated June 8, 2004